SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 22, 2001
(Date of earliest event reported)

WEST COAST REALTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24594	95-4246740

(State or other jurisdiction	(Commission	(IRS Employer

of incorporation)	File Number)	Identification No.)

5933 W. Century Blvd., 9th Floor, Los Angeles, CA 90045
(Address of principal executive offices) (Zip Code)

the Registrant’s telephone number, including area code: (310) 337-9700

Item 1. Changes in Control of Registrant.
Item 9 Regulation FD Disclosure.
SIGNATURE

Item 1.   Changes in Control of Registrant.

     On August 22, 2001, the Registrant’s Board of Directors appointed Neal E. Nakagiri to fill one of the currently vacant directorships and W. Thomas Maudlin, Jr., the Registrant’s Chief Executive Officer and Chairman of the Board of Directors, resigned effective immediately. Immediately thereafter, Steve Bridges, one of the Registrant’s directors, resigned effective immediately. Following those actions, James W. Coulter and Mr. Nakagiri, constituting a quorum of the remaining directors, appointed Allen K. Meredith to the Board. Mr. Coulter subsequently resigned effective immediately. Mr. Meredith and Mr. Nakagiri, constituting a quorum of the remaining directors, then appointed Patricia F. Meidell and James P. Moore to the Board. On August 23, 2001, George Young, one of the Registrant’s directors, resigned effective immediately, and Ms. Meidell, Mr. Meredith and Mr. Nakagiri appointed John H. Redmond to the Board.

     In connection with becoming a director and Chairman of the Board, Mr. Meredith has indicated to the Registrant that he or his affiliate intends to offer to enter into a stock purchase agreement with the Registrant by which Mr. Meredith or his affiliate would agree to acquire, initially, an aggregate of up to 9.8% of the Registrant’s outstanding common stock at a mutually agreeable price per share. Subject to the negotiation and execution of a definitive stock purchase agreement, the proposed stock purchase would be effected on or prior to December 31, 2001 by means of one of the following methods or a combination thereof:

•	a tender offer to all of the Registrant’s stockholders;

•	privately negotiated purchases from the Registrant’s stockholders; or

•	a purchase directly from the Registrant of newly-issued shares of Registrant’s common stock.

     The proposed offer is also expected to provide that the Registrant, upon Mr. Meredith’s request, would use its best efforts to amend its Bylaws to allow Mr. Meredith (or his affiliate) to purchase up to an aggregate of 20% or more of Registrant’s common stock, or such other lower percentage that is consistent with maintaining the Registrant’s tax status as a real estate investment trust. There can be no assurance that the Registrant would accept an offer as described above, that Mr. Meredith will make such an offer, or that any such transaction will be completed.

     Mr. Meredith has indicated to the Registrant that he intends to offer to enter into an employment agreement to serve as the Registrant’s President and Chief Executive Officer. Subject to the negotiation and execution of a definitive employment agreement, Mr. Meredith would receive an annual salary of $200,000 and options to purchase 200,000 shares of the Registrant’s common stock at an exercise price of $6.41 per share, vesting over a period of two (2) years. The proposed agreement is expected to provide that in the event Mr. Meredith is terminated other than for cause or resigns for good reason, Mr. Meredith would receive a severance package and his options would vest in full. There can be no assurance that the

Registrant would accept an offer as described above, that Mr. Meredith will make such an offer, or that any such transaction will be completed.

     As of the date hereof, Mr. Meredith, Mr. Nakagiri, Ms. Meidell, Mr. Moore and Mr. Redmond do not beneficially own directly or indirectly any of the Registrant’s voting securities.

Item 9   Regulation FD Disclosure.

     One or more officers of the Registrant are making presentations to a number of potential investors and investment brokers concerning the strategic goals for the Registrant, which include the intention to pursue the following initiatives on behalf of the Registrant:

•	to become a self-administered and self-managed REIT;

•	to focus the Registrant’s investment objectives exclusively on industrial and suburban office projects in metropolitan areas within the western United States;

•	to evaluate the possibility of disposing of a portion of the Registrant’s current assets that are inconsistent with its new investment objectives;

•	to evaluate acquisition opportunities, including the purchase of individual properties with cash or equity interests, and potential merger candidates; and

•	to investigate financing options, including public and private securities offerings.

     The statements above concerning the Registrant’s strategic objectives are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Registrant’s current expectations and are based on currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Registrant to differ materially from those expressed or implied by the forward-looking statements, including risks that the Registrant will determine not to purse one or more of these initiatives, that the Registrant will not be successful in managing its operations, that it will not be able to identify and consummate acquisition opportunities consistent with its new investment objectives or dispose of certain existing assets, that it will be able to obtain financing on favorable terms or at all, and other risks discussed in more detail in the Registrant’s reports filed with the Securities and Exchange Commission, including, without limitation, the Registrant’s annual report on Form 10-K for the year ended December 31, 2000 and quarterly report on Form 10-Q for the quarter ended June 30, 2001. The information in this current report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This current report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. The Registrant undertakes no duty to update the information in this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: August 29, 2001

WEST COAST REALTY INVESTORS, INC.

By:	/s/ Allen K. Meredith

Allen K. Meredith Chief Executive Officer